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                                                               EXHIBIT 99.(d)(9)

                           GEORGIA-PACIFIC CORPORATION

                           LONG-TERM APPRECIATION PLAN

                                  AS EFFECTIVE
                                      AS OF

                                 JANUARY 1, 2001

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                                TABLE OF CONTENTS

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                                                                                                                PAGE
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1.  PURPOSE......................................................................................................1

2.  DEFINITIONS..................................................................................................1

         (a)      Award Agreement................................................................................1
         (b)      Cause..........................................................................................1
         (c)      Change of Control..............................................................................1
         (d)      Common Stock...................................................................................1
         (e)      Company........................................................................................1
         (f)      Employee.......................................................................................2
         (g)      Exchange Act...................................................................................2
         (h)      Exercise Date..................................................................................2
         (i)      Exercise Value.................................................................................2
         (j)      Fair Market Value..............................................................................2
         (k)      Grant Date.....................................................................................2
         (l)      Grant Value....................................................................................2
         (m)      Participant....................................................................................2
         (n)      Plan...........................................................................................2
         (o)      SAR............................................................................................2
         (p)      Subsidiary.....................................................................................3
         (q)      SAR Unit.......................................................................................3

3.  ELIGIBILITY..................................................................................................3

4.  GRANTS UNDER THIS PLAN.......................................................................................3

5.  PAYMENTS TO PARTICIPANTS.....................................................................................3

6.  STANDARD TERMS AND CONDITIONS................................................................................3

         (a)      Prohibition on Transfer........................................................................3
         (b)      Designation of Beneficiaries...................................................................4
         (c)      Rights as a Shareholder........................................................................4
         (d)      No Obligation to Exercise......................................................................4
         (e)      Tax Withholding................................................................................4
         (f)      Requirements of Law............................................................................4
         (g)      Unfunded Plan..................................................................................4
         (h)      Company's Other Plans, Policies and Programs...................................................4
         (i)      Forfeitures....................................................................................5
                  (i)      Violations of Company Policies........................................................5
                  (ii)     For Cause Termination.................................................................5

7.  PLAN ADMINISTRATION..........................................................................................5

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
8.  AMENDMENTS AND TERMINATION...................................................................................5

         (a)      Authority to Amend or Terminate................................................................5
         (b)      SARs Previously Granted........................................................................5

9.  CORPORATE RESTRUCTURING......................................................................................6

         (a)      No Bar to Corporate Restructuring..............................................................6
         (b)      Capital Readjustments and SAR Modifications....................................................6

10.  NO RIGHT TO EMPLOYMENT......................................................................................6

11.  CHANGE OF CONTROL...........................................................................................6

         (a)      Special Rights Upon Change of Control..........................................................6
                  (i)      Lapse of Restrictions; Acceleration of Exercise and Vesting...........................6
                  (ii)     Cash Distribution.....................................................................7
                  (iii)    Extended Exercise Period..............................................................7
         (b)      Definition of Change of Control................................................................7
                  (i)      Acquisition of Stock..................................................................7
                  (ii)     Change in Board Membership............................................................8
                  (iii)    Shareholder-Approved Reorganization, Merger or Consolidation..........................8
                  (iv)     Liquidation or Dissolution............................................................9

12.  GOVERNING LAW...............................................................................................9

13.  CAPTIONS; REFERENCES........................................................................................9

14.  SAVINGS CLAUSE..............................................................................................9

15.  EFFECTIVE DATE AND TERM


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                           GEORGIA-PACIFIC CORPORATION
                           LONG-TERM APPRECIATION PLAN

                                   1. PURPOSE

         The purposes of this Plan are to promote the interests of the Company and its stockholders by granting SARs to (a) attract and retain key employees for the Company and its Subsidiaries, (b) motivate key employees to increase the value of Common Stock and (c) enable key employees to participate in the long-term growth and financial success of the Company.

                                 2. DEFINITIONS

         The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

         (a) Award Agreement. "Award Agreement" means a written agreement which is entered into between the Company and a Participant and which sets forth the terms and conditions of an SAR granted to such Participant under this Plan.

         (b) Cause. "Cause" shall mean any of the following: (i) the willful failure of a Participant to perform satisfactorily the duties consistent with his title and position reasonably required of him by his or her supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against the Company or any of its Subsidiaries; or (iii) any other willful act or omission (including without limitation the deliberate and willful violation of any corporate policy or regulation) which could reasonably be expected to expose the Company to civil liability under the law of the applicable jurisdiction or causes or may reasonably be expected to cause significant injury to the financial condition or business reputation of the Company or any of its Subsidiaries.

         (c) Change of Control. "Change of Control" shall have the meaning specified in Section 10(b).

         (d) Common Stock. "Common Stock" means the class of the Company's common stock which is intended to reflect the business and operations of the manufacturing segment of the Company's business, the par value of which is $0.80 per share and which is designated "Georgia-Pacific Corporation - Georgia-Pacific Group Common Stock."

         (e) Company. "Company" means Georgia-Pacific Corporation, a Georgia corporation headquartered in Atlanta, Georgia, and any successor to such corporation.

         (f) Employee. "Employee" means a common law employee of the Company or a Subsidiary (including, without limitation, any Company or Subsidiary officer).

         (g) Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         (h) Exercise Date. "Exercise Date" means the date a Participant exercises an SAR in accordance with the terms of his or her Award Agreement.

         (i) Exercise Value. "Exercise Value" means the Fair Market Value of a share of Common Stock on the Exercise Date.

         (j) Fair Market Value. "Fair Market Value" means, on any date, the mean between the high and low sales prices of a share of Common Stock on that date as reported in The Wall Street Journal, New York Stock Exchange Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Company in its discretion, where (1) any Fair Market Value determination which is required as of a date which is not a trading date on the New York Stock Exchange shall be based on the high and low sales prices of a share of Common Stock on the next preceding trading date and
(2) the Fair Market Value of Common Stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

         (k) Grant Date. "Grant Date" means the date as of which an SAR is granted to a Participant.

         (l) Grant Value. "Grant Value" means the Fair Market Value of a share of Common Stock on the Grant Date.

         (m) Participant. "Participant" means an Employee who has been designated as such by the Company's Chief Executive Officer or his or her delegate.

         (n) Plan. "Plan" means this Georgia-Pacific Corporation Long-Term Appreciation Plan as amended from time to time.

         (o) SAR. "SAR" means a contractual right granted to a Participant under this Plan to receive in cash (i) the appreciation, if any, in the Fair Market Value of a share of Common Stock over the period which starts on the Grant Date and ends on the Exercise Date multiplied by (ii) the number of SAR Units with respect to which the Participant exercises such right.

         (p) Subsidiary. "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise.

         (q) SAR Unit. "SAR Unit" means a bookkeeping entry maintained by the Company on the Company's books and records for each share of Common Stock with respect to which a Participant has a stock appreciation right.

                                 3. ELIGIBILITY

         Only an Employee who has been designated as a Participant under this Plan will be eligible for an SAR grant under this Plan.

                            4. GRANTS UNDER THIS PLAN

         Subject to the provisions of this Plan, the Company's Chief Executive Officer (or his or her delegate) shall have the sole and complete authority to grant SARs under this Plan and to determine the terms and conditions of such SARs. The Award Agreement for each SAR shall specify the Grant Date, the number of SAR Units subject to the SAR, and the Grant Value for each such SAR Unit. The Award Agreement also may set forth such other terms and conditions for the SAR grants as the Company deems appropriate and consistent with this Plan including, but not limited to, any vesting requirements. Each SAR shall be subject to all the terms and conditions of this Plan regardless of whether such terms and conditions are specifically reiterated in the text of the Award Agreement.

                          5. PAYMENTS TO PARTICIPANTS

         Upon the exercise of all or a portion of an SAR in accordance with the terms and conditions of the applicable Award Agreement, the Company shall make a payment to the Participant in cash equal to the excess, if any, of the Exercise Value of each SAR Unit with respect to which the SAR is exercised over the Grant Value for such SAR Unit.

                        6. STANDARD TERMS AND CONDITIONS

         (a) Prohibition on Transfer. An SAR shall be nontransferable and may not be sold, hypothecated, assigned, anticipated, alienated, commuted, pledged, encumbered or otherwise conveyed by a Participant (whether voluntarily or involuntarily) to any party, nor may any SAR be subject to attachment or garnishment by any creditor of a Participant; provided that in the event of the incapacity (as determined by the Company) or death of the Participant, the Participant's attorney-in-fact pursuant to a valid power of attorney giving specific authority to make elections with respect to outstanding SARs, the Participant's court-appointed guardian or the custodian of his or her affairs or the executor or administrator of his or her estate (as the case may be) may exercise any rights with respect to any vested SAR that the Participant could have exercised if he or she were still alive or not incapacitated. No assignment or transfer of any SAR or the rights

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represented by any SAR, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right in such SAR whatsoever, and immediately upon any attempt to assign or transfer a SAR, the SAR shall be forfeited and be of no further force or effect.

         (b)      Designation of Beneficiaries. Notwithstanding anything in
Section 6(a) to the contrary, a Participant may designate a person or persons as his or her beneficiary or beneficiaries to receive, in the event of his or her death, any rights to which he or she would be entitled under an SAR granted under this Plan (to the extent permitted under the applicable Award Agreement). A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Company. Such a designation (or modification of designation) shall be made in writing, and filed with the office of the Company designated in the Award Agreement. If a Participant fails to designate a beneficiary or his or her beneficiary fails to survive the Participant, then Section 6(a) will apply in the event of his or her death.

         (c) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any SAR.

         (d) No Obligation to Exercise. The grant of an SAR shall impose no obligation upon the Participant to exercise the SAR.

         (e) Tax Withholding. The Company (or its agent) shall have the power and the right to deduct or withhold an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to any payment made by the Company (or its agent) upon the exercise of an SAR.

         (f) Requirements of Law. The granting of SARs shall be subject to all applicable requirements imposed by federal and state laws, rules and regulations and by any regulatory agencies having jurisdiction.

         (g) Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash which may at any time be represented by SARs, and the Plan shall constitute an "unfunded" plan of the Company. The liabilities of the Company and any Subsidiary to any Participant pursuant to this Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to this Plan, and the rights of any Participant or beneficiary under this Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be.

         (h) Company's Other Plans, Policies and Programs. A Participant by accepting an SAR grant shall be deemed to waive his or her right, if any, to have (i) any payment made upon the exercise of an SAR included as "compensation" for purposes of computing his or her benefits payable under any kind of retirement or other deferred compensation plan maintained by the Company or under any other kind of employee benefit plan, policy or program maintained by the Company except to the extent, if any, that such plan, policy or program expressly provides that such compensation shall be taken into account in computing a Participant's benefit and (ii) any compensation paid pursuant to the exercise of any SAR under this Plan constitute "annual incentive bonuses" for purposes of calculating his or her benefits under any Officer Retirement Agreement.

         (i) Forfeitures. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, to the extent permitted by applicable law:

                  (i) Violations of Company Policies. The number of SAR Units granted under this Plan may be reduced by the Company (including a reduction to zero) in the event that it determines (in its sole discretion) that any act (or failure to act) by the Participant or the business unit for which the Participant is responsible constitutes a deliberate violation of the Company's standing corporate policies (as in effect from time to time) or a violation of federal, state or local statutes or regulations. The Company policies considered for this purpose will include in particular (but without limitation) the Company's Code of Business Conduct and its antitrust, safety and environmental policies.

                  (ii) For Cause Termination. If the Company (in its sole discretion) determines that a Participant's employment by the Company or a Subsidiary has been terminated for Cause, he or she shall immediately upon such termination of employment forfeit any and all rights to exercise the Participant's outstanding SARs under this Plan (whether or not his or her rights were otherwise non-forfeitable under the terms of the applicable Award Agreement).

                             7. PLAN ADMINISTRATION

         This Plan shall be administered by the Company, and the Company shall act through the Company's Chief Executive Officer or his or her delegate. The Company shall have the complete authority and absolute discretion to interpret and construe the provisions of this Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to such officer's or employee's own willful misconduct or lack of good faith.

                          8. AMENDMENTS AND TERMINATION

         (a) Authority to Amend or Terminate. The Company acting through its Chief Executive Officer or his or her delegate may at any time terminate and, from time to time, may amend or modify this Plan.

         (b) SARs Previously Granted. At any time and from time to time, the Company may amend, modify or terminate any outstanding SAR without approval of the

Participant; provided no such amendment, modification or termination shall, without the Participant's consent, reduce the number of SAR Units or increase the Grant Value for any SAR Units except as provided in Section 6(i) and Section 9.

                           9. CORPORATE RESTRUCTURING

         (a) No Bar to Corporate Restructuring. The existence of this Plan or outstanding SAR under this Plan shall not affect in any way the right or power of the Company or its shareholders (i) to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, (ii) to issue bonds, debentures, preferred or preference stocks ahead of or affecting the Common Stock or the rights thereof, to dissolve or liquidate the Company, (iii) to sell or transfer all or part of its assets or business or (iv) to effect any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) Capital Readjustments and SAR Modifications. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Company shall have the authority to make such substitution or adjustments in the number of SAR Units and the Grant Value for any SAR Units in each outstanding SAR as it may determine in its sole discretion to be appropriate to ensure that all Participants are treated equitably as a result of any such event. Any such adjustment may provide for the elimination of fractional SAR Units.

                           10. NO RIGHT TO EMPLOYMENT

         No person shall have any claim or right to be granted an SAR, and the grant of an SAR shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

                              11. CHANGE OF CONTROL

         (a) Special Rights Upon Change of Control. Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below:

                  (i) Lapse of Restrictions; Acceleration of Exercise and Vesting. All restrictions relating to the exercise and vesting of any SAR shall automatically lapse and any time periods relating to the exercise and vesting of any SAR shall automatically be accelerated so that all such SARs may be immediately exercised and shall be vested in full immediately before the date of such Change of Control;

                  (ii) Cash Distribution. The Company may, in its sole discretion, at any time before or after any SAR is granted, provide that upon the exercise of an SAR during the 60-day period from and after the date of a Change of Control, the Participant shall receive an amount in cash equal to the excess, if any, of then aggregate Change of Control Value of his or her SAR Units over the then aggregate Grant Value of such SAR Units on the date in such period set by the Company. As used in this Section 10(a)(ii) the term "Change of Control Value" means the higher of (i) the highest Fair Market Value of a share of Common Stock during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or
         (iii) of Section 10(b), the highest price per share of the Common Stock paid in such transaction or series of transactions (which, in the case of paragraph (i), shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition); and

                  (iii) Extended Exercise Period. Following a Change of Control, if a Participant's employment terminates for any reason other than retirement or death, any SARs held by such Participant may be exercised by such Participant until the earlier of ninety (90) days after the termination of employment or the expiration date of such SARs, provided, however, that this provision shall not reduce the exercise period otherwise authorized under the applicable Award Agreement.

         (b) Definition of "Change of Control". A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

                  (i) Acquisition of Stock. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 10(b)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by a Person who on January 1, 2001 was the beneficial owner of 20% or more of the Outstanding Company Voting Securities; (B) any acquisition directly from the Company, including without limitation, a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (A),
                           (B) and (C) of Section 10(b)(iii);

                  (ii) Change in Board Membership. Individuals who constitute the members of the Company's Board of Directors as of January 1, 2001 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 29, 2001 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board; or

                  (iii) Shareholder-Approved Reorganization, Merger or Consolidation. Consummation of a reorganization, merger or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Successor Entity") in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (B) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (ii) of this Section 10(b)) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                  (iv) Liquidation or Dissolution. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                                12. GOVERNING LAW

         To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Georgia.

                            13. CAPTIONS; REFERENCES

         Captions are provided in the Plan for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan. Whenever appropriate, a reference to the singular shall be deemed to include the plural and a reference to the plural shall be deemed to include the singular. Finally, any reference to a section shall be to a section of this Plan absent any express statement to the contrary.

                               14. SAVINGS CLAUSE

         This Plan is intended to comply in all aspects with applicable law and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

                           15. EFFECTIVE DATE AND TERM

         The effective date of this Plan shall be January 1, 2001. No new SARs shall be granted under this Plan after January 1, 2011, but this Plan shall thereafter continue in full force and effect until all SARs granted under this Plan have been exercised in full or have been forfeited.


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